AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT

         THIS AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT ("Amendment") is made as of the 1st day of August, 2003, by and between AMERICAN CENTURY VARIABLE PORTFOLIOS, INC., a Maryland corporation (hereinafter called the "Corporation"), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a
Delaware corporation  (hereinafter called the "Investment Manager").

         WHEREAS, the Corporation and the Investment Manager are parties to that certain Management Agreement dated November 16, 1998, as updated by certain addendums from time to time ("Agreement"); and

         WHEREAS, the parties hereto desire to enter into this Amendment to revise the amount of compensation paid to the Investment Manager for one series of shares.

         NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

         1. Amendment of Management Fees. Section 6 of the Agreement is hereby amended by deleting the fees shown for the VP Ultra Fund and replacing them as follows:

Name of Series                 Name of Class                           Applicable Fee Rate


VP Ultra Fund                       Investor Class                     1.000% first $20 billion
                                                                       0.950% $20 billion-$30 billion
                                                                       0.925% $30 billion-$40 billion
                                                                       0.900% over $40 billion

                                    Institutional Class                0.800% first $20 billion
                                                                       0.750% $20 billion-$30 billion
                                                                       0. 725%$30 billion-$40 billion
                                                                       0.700% over $40 billion

                                    Advisor Class                      0.750% first $20 billion
                                                                       0.700% $20 billion-$30 billion
                                                                       0.675% $30 billion-$40 billion
                                                                       0.650% over $40 billion

                                    C Class                            1.000% first $20 billion
                                                                       0.950% $20 billion-$30 billion
                                                                       0.925% $30 billion-$40 billion
                                                                       0.900% over $40 billion


         2. Continuation of Agreement. The Agreement shall continue in effect with respect to the VP Ultra Fund, unless sooner terminated as hereinafter provided, until August 1, 2004, and for as long thereafter as its continuance is specifically approved at least annually (a) by the Board of Directors of the Corporation or by the vote of a majority of the outstanding class of voting securities of each series and (b) by the vote of a majority of the Directors of the Corporation, who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

3. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

4. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:                             AMERICAN CENTURY VARIABLE
                                    PORTFOLIOS, INC.


--------------------------          ------------------------------------
Janet A. Nash                        Charles A. Etherington
Assistant Secretary                  Vice President

Attest:                             AMERICAN CENTURY INVESTMENT
                                    MANAGEMENT, INC.


--------------------------          ------------------------------
Janet A. Nash                       Charles A. Etherington
Assistant Secretary                 Vice President